1/28/97

                           PURCHASE AND SALE AGREEMENT

                                     Between

                            ST. PAUL PROPERTIES, INC.
                                    (Seller)

                                       and

                      CORPORATE REALTY INCOME FUND I, L.P.
                                     (Buyer)

                             Location: Alamo Towers
                                       901 and 909 NE Loop 410
                                       San Antonio, Texas

                          Dated as of January 28, 1997

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TABLE OF CONTENTS

PAGE

1.  PURCHASE AND SALE.........................................................1
    1.1 Property..............................................................1
    1.2 Assignment............................................................2
2.  PURCHASE PRICE............................................................2
    2.1 Deposit...............................................................2
    2.2 Interest..............................................................2
    2.3 Cash at Closing.......................................................3
3.  TITLE.....................................................................3
    3.1 Title Commitment: Survey............................................. 3
    3.2 Review of Title.......................................................3
    3.3 Vesting of Title......................................................4
    3.4 Title Insurance.......................................................4
    3.5 Inspection Period.....................................................4
4.  CLOSING.................................................................. 6
    4.1 Closing...............................................................6
    4.2 Transactions at Closing...............................................6
    4.3 Title Transfer and Payment of Purchase Price..........................8
5.  PRORATIONS; CLOSING ITEMS.................................................8
    5.1 Prorations: Closing Costs.............................................8
    5.2 Calculation of Prorations............................................10
    5.3 Furnishing of Information............................................10
6.  REPRESENTATIONS AND WARRANTIES...........................................12
    6.1 Seller's Representations and Warranties..............................12
    6.2 Buyer's Representations and Warranties...............................14
    6.3 Buyer Accepts Property "As Is".......................................14
7.  CONDITIONS TO CLOSING....................................................17
    7.1 Seller's Conditions..................................................17
    7.2 Buyer's Conditions...................................................17
    7.3 Failure of Condition.................................................18
8.  DAMAGE OR DESTRUCTION OF THE PROPERTY; ..................................18
    8.1 Damage or Destruction of the Property................................18
    8.2 Condemnation.........................................................19
9.  COMMISSIONS AND EXPENSES.................................................19
    9.1 Payment of the Sale Commission.......................................19



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     9.2 Leasing Commissions.................................................20
     9.3 Lease Expense Reimbursement and Assumption..........................21
10.  NOTICES.................................................................21
11.  MISCELLANEOUS...........................................................22
     11.1 Time...............................................................22
     11.2 Attorneys'Fees.....................................................22
     11.3 No Waiver..........................................................22
     11.4 Entire Agreement...................................................22
     11.5 Survival...........................................................22
     11.6 Successors.........................................................23
     11.7 Assignment.........................................................23
     11.8 Relationship of the Parties........................................23
     11.9 Governing Law......................................................23
     11.10 Possession: Risk of Loss..........................................23
     11.11 Review by Counsel.................................................23
     11.12 Confidentiality...................................................24
     11.13 Termination.......................................................25
     11.14 Intentionally Omitted.............................................25
     11.15 Counterparts......................................................25
 12. LIQUIDATED DAMAGES......................................................25
 13. NO RECORDING............................................................26
 14. EFFECTIVENESS...........................................................26
EXHIBIT A         LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B         BILL OF SALE

EXHIBIT C         ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D         SELLER'S AFFIDAVIT

EXHIBIT E         BUYER'S AFFIDAVIT AND AGREEMENT

EXHIBIT F         SERVICE CONTRACTS

EXHIBIT G         INITIAL PERMITTED EXCEPTIONS

EXHIBIT H         FORM OF DEED

EXHIBIT I         TENANT NOTIFICATION LETTER

EXHIBIT J         TENANT ESTOPPEL CERTIFICATE

EXHIBIT K         RENT ROLL

EXHIBIT L         SELLER'S CERTIFICATE

EXHIBIT M         BUYER'S CERTIFICATE

EXHIBIT N         EQUIPMENT LEASE


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                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement ("Agreement") is made as of the 28th day of January, 1997 (the "Effective Date") by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Seller"), and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Buyer").

     A. Seller owns in fee simple that certain parcel of real property located in the City of San Antonio, County of Bexar, State of Texas commonly referred to as Alamo Towers located at 901 and 909 NE Loop 410 in San Antonio, Texas (hereinafter referred to as the "Real Property").

     B. Subject to the terms and conditions herein, seller desires to sell and buyer desires to purchase the real property and certain items of personal property.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

                              1. PURCHASE AND SALE

     1.1 Property.

     Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller on the Closing Date (as defined in Section 4.1 below) the following (collectively, the "Property"):

     (a) the Real Property which is legally described on Exhibit A attached hereto, together with any and all rights, privileges and easements appurtenant thereto, which are owned by Seller;

     (b) all buildings and other improvements and fixtures located on the Real Property which are owned by Seller, including any apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, ventilation, or other services thereto (all of which are collectively referred to as the "Improvements");

     (c) all right, title and interest of Seller in and to personal property located on the Property and listed on Exhibit B to the Bill of Sale, which Bill of Sale is itself attached hereto as Exhibit B (the "Personal Property"); and

     (d) all assignable or transferable intangible property, including, but not limited to: (i) all guaranties, warranties (including guaranties and warranties pertaining to construction of the Improvements); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Real Property or the

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          Improvements; (iii) all rights to obtain utility service in connection with the Improvements and the Real Property; (iv) assignable licenses and other governmental permits and permissions relating to the Real Property, the Improvements and the operation thereof; and (v) all assignable contracts and contract rights as set forth on Exhibit F attached hereto (all of the foregoing are hereinafter collectively referred to as the "Intangible Property").

     (e) All right, title and interest of Seller in and to the Leases, and other occupancy agreements covering all or any portion of the Real Property or the Improvements, to the extent they are in effect on the Date of Closing (collectively the "Leases"), together with all rents and other sums due thereunder (the "Rents") and any and all security deposits in connection therewith ("Security Deposits").

     1.2 Assignment.

     In addition, Seller shall assign to Buyer all interest of Seller as landlord in and to all of the Leases pertaining to the Real Property and Improvements as more specifically set forth on Exhibit B to the Assignment and Assumption Agreement, and in and to any equipment leases, commission agreements, and service contracts, if any, as set forth on Exhibits C, D and E, respectively, to the Assignment and Assumption Agreement (individually and collectively the "Service Contracts"). Such assignment shall be made pursuant to an Assignment and Assumption Agreement in the form described in Section 4.2(a)
(iii) below.

                                2. PURCHASE PRICE

     Buyer shall pay as the total Purchase Price for the Property ("Purchase Price") in the amount of Twelve Million One Hundred Eighty Thousand and No/lOOths U.S. Dollars ($12,180,000.00) which shall be payable as follows:

     2.1 Deposit.

     Concurrently with the execution and delivery of this Agreement, Buyer has caused Two Hundred Thousand and No/lOOths U.S. Dollars ($200,000.00) (the "Deposit") to be delivered to Seller. The Deposit shall be held by Seller as an earnest money deposit toward the Purchase Price. The Deposit shall be held by Seller in an interest bearing account. Buyer will provide the by Seller with its Taxpayer Identification Number and such additional information and documents as may be required by Seller.

     2.2 Interest.

     Except as provided in Section 2.1 above and in other provisions of this Agreement where Seller shall be entitled to retain the Deposit and all interest earned thereon as liquidated damages pursuant to Section 12 below, interest thereon on the Deposit shall accrue to the benefit of Buyer. The Deposit (and interest thereon) shall be applied against the Purchase Price.




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     2.3 Cash at Closing.

     Eleven Million Nine Hundred Eighty Thousand and No/100ths U.S. Dollars ($11,980,000.00) adjusted for interest earned on the Deposit plus any other amounts required to be paid by Buyer at Closing, and plus or minus any prorations, in the form of immediately available U.S. funds by wire transfer as more particularly set forth in Section 4.3 below.

                                    3. TITLE

     3.1 Title Commitment; Survey

     Within ten (10) days of the date hereof, Seller shall cause to be delivered to Buyer the following:

          (a) A commitment for an owner's policy of title insurance (the "Title Commitment"), issued by First American Title Insurance Company ("Title Company") covering the Real Property and Improvements and indicating the willingness of Title Company to issue to Buyer at Closing the owner's title policy described in Section 3.4 below (the "Title Policy") in the amount of the Purchase Price, with such Title Commitment setting forth the status of the title to the Property and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions and any other matters of record affecting the Property.

          (b) A copy of all recorded documents referred to in the Title Commitment as exceptions to title to the Property (the "Title Documents").

          (c) A copy of the survey of the Real Property and Improvements in Seller's possession ("Survey").

     3.2 Review of Title.

     Buyer shall have until February 15, 1997 to review the Title Commitment, Title Documents and Survey (collectively "Title Evidence") and render any objections as to matters of title in writing to Seller. Any such matters of title not timely objected to by Buyer shall be deemed waived and shall constitute additional permitted exceptions ("Additional Permitted Exceptions") hereunder. Seller shall have thirty (30) days from the date of such objections to have such objections removed or satisfied. If Seller shall fail to have such objections removed or satisfied within such time or during such time delivers a written notice to Buyer that notwithstanding Seller's reasonable efforts, such objections may not be cured, then Buyer may, at its sole election, within ten
(10) days of the first to occur of the expiration of said thirty (30) day period or the date of receipt of such notice from Seller, by written notice to Seller either (a) terminate this Agreement without any liability on its part in which case the Deposit together with interest thereon shall be refunded to Buyer and neither party shall have further rights or obligations hereunder (except as set forth in Section 5.3(b) hereof) or (b) proceed to Closing and take title subject to such objections, in which case such non-cured objections shall become Additional Permitted Exceptions hereunder. Seller agrees to use reasonable efforts to satisfy


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promptly any such title objections;  provided, however, that Seller shall not be obligated to expend more than $10,000 in the aggregate in connection with curing any such objections. Notwithstanding anything in this Agreement to the contrary, Buyer shall not object to, and agrees to acquire the Property subject to, the initial permitted exceptions described on Exhibit H attached hereto ("Initial Permitted Exceptions", with the Initial Permitted Exceptions and the Additional Permitted Exceptions sometimes hereinafter collectively referred to as the "Permitted Exceptions").

     3.3 Vesting of Title.

     At Closing, Seller shall convey fee simple title to the Real Property and Improvements to Buyer by special warranty deed (as further described in Section 4.2(a)(i) below), subject to the Permitted Exceptions, and shall convey Seller's interest in the Personal Property to Buyer by bill of sale (as further described in Section 4.2(a) (ii) below).

     3.4 Title Insurance.

     At Closing, the Title Company shall issue to Buyer a 1992 ALTA owner's form of title insurance policy, in the form that is customarily issued in the State of Texas or if an ALTA owner's form of policy is not available, then in the form that is customarily issued in Texas, together with any endorsements reasonably required by Buyer (but only to the extent available in Texas) and with the survey exception amended to read "shortages in area only" in the amount of the Purchase Price insuring that fee simple title to the Real Property and Improvements is vested in Buyer subject to the Permitted Exceptions (the "Title Policy).

     3.5 Inspection Period.

     Buyer shall have until February 15, 1997 (the "Inspection Period") to inspect the Property, the Due Diligence Documents (as hereinafter defined in
Section 5.3(b)), and perform such other due diligence with respect to the Property as Buyer reasonably deems necessary. Buyer may, upon written notice to Seller, received by Seller no later than 5:00 p.m. Central Time on the last day of the Inspection Period, elect to terminate this Agreement. Upon any such termination, the Deposit together with interest thereon shall be refunded to Buyer and, subject to Section 5.3(b) hereof, neither party shall have further rights or obligations hereunder. In the event no notice of termination is received by Seller on or before such time, then the Deposit, together with all accrued interest thereon, shall become non-refundable (subject to the other terms and conditions of this Agreement) and Seller and Buyer shall proceed to Closing in accordance with the terms and conditions hereof and the Inspection Period termination rights shall be deemed waived by Buyer. Buyer shall not undertake any soil borings, ground water testing or other "Phase 2" investigative procedures without first having obtained the prior written consent of Seller. In connection with Buyer's inspection of the Property, Buyer agrees that:

          (a) All inspection fees, engineering fees, or other expenses of any kind incurred by Buyer relating to the inspection of the Property will be at Buyer's sole cost and expense;


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          (b)  Buyer  will  advise  Seller  at least  two (2)  business  days in advance of the dates of all inspections and will schedule all tests and inspections during normal business hours whenever feasible unless otherwise requested by Seller;

          (c) Seller will have the right to have one or more representatives of Seller accompany Buyer and Buyer's representatives, agents or designees while they are on the Property;

          (d) Any entry by Buyer, its representatives, agents or designees will not unreasonably interfere with Seller's use of the Property or with the operations of any tenant;

          (e) Buyer will restore any damage caused to the Property by Buyer's entry on the Property for inspection purposes at Buyer's sole cost and expenses if this transaction does not close; and

          (f) In making any inspection hereunder, Buyer will treat and will cause any representative of Buyer to treat all information obtained by Buyer pursuant to the terms of this Agreement as strictly confidential in accordance with Section 11.12 below.

Purchaser  shall have the right to further  inspect the Property  within the two
(2) business day period immediately preceding the Closing (during normal business hours and upon notice to Seller) for the purpose of confirming that the Property is in the same condition at Closing as existing at end of Inspection Period, reasonable wear and tear excepted; provided, however, that such right of pre-closing inspection shall in no way be deemed to extend or resurrect the Inspection Period or constitute a condition to Closing; subject, however, to the other terms and conditions of this Agreement. For purposes of this Agreement, the term "business day" shall mean a day other than any Saturday, Sunday, or day upon which national banks in the City of San Antonio, Texas are not open for general banking business.

     The Covenants of Buyer contained in this Section 3.5(a) and (e) shall survive Closing Date or any earlier termination of this Agreement.

     Seller agrees to use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the effective date (including any scheduled renovations to the Improvements).


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                                   4. CLOSING

     4.1 Closing.

     The purchase and sale of the Property ("Closing") shall occur on March 17, 1997 (the "Closing Date"). Seller and Buyer agree that this transaction shall close in escrow through the Title Company. Buyer and Seller shall endeavor to conduct a "pre-closing" on the business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 4.3 below.

     4.2 Transactions at Closing.

     On the Closing Date:

     (a) Seller shall deliver or cause to be delivered to Buyer the following documents (collectively, the "Conveyance Documents") duly executed and acknowledged where appropriate:

          (i) Standard-form special warranty deed (the "Deed") conveying the Real Property and the Improvements, subject only to the applicable Permitted Exceptions, in the form attached hereto as Exhibit H;

          (ii) Bill of Sale in the form set forth on Exhibit B attached hereto conveying the Personal Property to Buyer;

          (iii) Assignment and Assumption Agreement (the "Assignment") in the form set forth on Exhibit C attached hereto;

          (iv) Certificate of non-foreign status in the form set forth on Exhibit D attached hereto, to confirm that Buyer is not required to withhold part of the Purchase Price pursuant to
                 Section 1445 of the Internal Revenue Code of 1986, as amended;

          (v) Original Tenant Estoppel Certificates for the Leases to the extent and in the form that tenants may have delivered same on or before the Closing Date;

          (vi)   Original executed copies of all of the Leases;

          (vii) Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the Internal Revenue Code of 1986, as amended;

          (viii) Certificate confirming that the representations and warranties of Seller under this Agreement remain true and correct in the form attached hereto as Exhibit L;


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          (ix)   Evidence as to the authority of the person or persons executing documents on behalf of the Seller reasonably acceptable to Buyer and the Title Company;

          (x) Leases and Service Contracts, together with such leasing and property files and records located at the Property or at the property manager's office necessary in connection with the continuing day-to-day operation, leasing and maintenance of the Property; provided, however, that proprietary information of Seller not required in the day-to-day operation of the Property shall not be included. For a period of three (3) years after the Closing, Buyer shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

          (xi) Affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

          (xii)  Closing Statement acceptable to Seller; and

          (xiii) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

     (b) Buyer shall deliver to Seller the following:

          (i) The Purchase Price as adjusted to reflect the Buyer's share of closing costs, prorations and any fees as more particularly set forth in Section 4.3 below;

          (ii) Buyer's Affidavit and Agreement in the form set forth on Exhibit E attached hereto;

          (iii) Duly executed and acknowledged Assignment (as described in Section 4.2(a)(iii) above);

          (iv) Mechanic's Lien Affidavit in the form reasonably acceptable to the Buyer; and

          (v) Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the Internal Revenue Code of 1986, as amended;

          (vi) Evidence of the authority of the person or persons executing documents on behalf of Buyer reasonably acceptable to Seller and the Title Company;


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          (vii)  Certificate  confirming that the representations and warranties of Buyer under this Agreement remain true and correct in the form attached hereto as Exhibit M;

          (viii) Closing Statement acceptable to Buyer;

          (ix) Affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Buyer; and

          (x)    Such  other  documents  as  may  be  reasonably  necessary  and
                 appropriate   to  complete  the  Closing  of  the   transaction
                 contemplated herein.

     (c) Seller and Buyer shall execute a tenant notification letter to each tenant of the Property (the "Tenant Notification Letter") in the form attached hereto as Exhibit I, and Buyer shall, within forty-eight (48) hours following the Closing, cause the Tenant Notification Letter to be delivered to the tenants.

     4.3 Title Transfer and Payment of Purchase Price.

     Buyer agrees to deliver the cash payment specified in Section 4.2(b)(i) above by wiring the same to the Title Company by no later than 12:00 noon Central Time on the Closing Date directing the Title Company to deposit or wire the same into Seller's designated account upon the receipt by the Title Company of the documents to be executed and delivered by Seller under Sections 4.2(a) and 4.2(c) above and upon issuance by the Title Company, or unconditional agreement by the Title Company to issue, the Title Policy.

                          5. PRORATIONS; CLOSING ITEMS

     5.1 Prorations; Closing Costs.

     (a) The amount due on any gas, electric, water, sewer, or other utility bill, or service contract relating to the Property shall be prorated between Seller and Buyer as of the Closing Date, to the extent such utilities or service contracts are the obligation of the Seller and not a direct or indirect obligation of the tenants. Any utility deposits made by Seller shall be and remain the property of Seller.

     (b) All collected rents and other payments from each tenant under the Leases, including, but not limited to, base rent, additional rent, percentage rent (if any), and expense reimbursements, shall be prorated between Seller and Buyer as of the Closing Date. The balance remaining from any security deposits or prepaid rent held by Seller shall be credited to Buyer (including the balance of estimated tax, insurance and common area maintenance payments made to Seller by tenants under the Leases net of any payments by Seller thereon). Buyer agrees to indemnify and hold harmless Seller from and against any loss, cost or expense (including, but not limited to, attorneys' fees) resulting from any claim for such deposits or prepaid rent. If any rent or other payments under the Leases are, in




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          arrears as of the Closing Date ("Delinquent Rents"), the amount of any such Delinquent Rents which are collected by Buyer shall be promptly paid by Buyer to Seller after Closing. Buyer shall be entitled to
          deduct  from  any  such  payment  (i)  Buyer's   reasonable  costs  of
          collection incurred with respect to such tenant (including attorneys' fees), (ii) rents due for the month in which such payment is received by Buyer, and (iii) rents from such tenant attributable to any period after the Closing that are past due on the date of receipt. Buyer agrees to use commercially reasonable efforts to collect Delinquent Rents after the Closing provided Buyer shall not be required to bring any action or proceeding against any Tenant on account of Delinquent Rents. Seller may make reasonable efforts to collect Delinquent Rents from and after the Closing Date; provided, however, that Seller shall not be entitled to pursue any action for eviction of any tenant from the Property.

     (c) All real estate taxes attributable to the Property due and payable in the calendar year in which the Closing occurs (i.e., 1997 real estate taxes due October 1, 1997 and delinquent February 1, 1998) shall be prorated as of the Closing provided Seller shall be entitled to recover any reimbursements from Tenants on account of such taxes for the period prior to Closing, and Buyer shall immediately remit to Seller any such reimbursements received by Buyer upon receipt thereof. Any real estate taxes (exclusive of tenant payment thereof) due and payable in any calendar year which is (i) prior to the calendar year in which Closing occurs (including 1996 real estate taxes due October 1, 1996 and delinquent February 1, 1997) shall be the obligation of Seller and Seller shall pay all such taxes, including any interest or penalty thereon, prior to Closing, and (ii) subsequent to the calendar year in which the Date of Closing occurs shall be the obligation of Buyer. If Closing shall occur before the actual real estate taxes for the year of Closing (i.e., 1997 taxes) are known, the apportionment of real estate taxes shall be upon the basis of the real estate taxes for the Property for the immediately preceding year, provided that if the taxes for the current year are thereafter determined to be more or less than the real estate taxes for the preceding year (after any appeal in assessed valuation thereof is concluded), Seller and Buyer promptly shall adjust the proration of such real estate taxes and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment. Seller and Buyer agree to mutually cooperate with each other in connection with ongoing tax reduction proceedings relating to prior tax years, if any, and any ongoing or future proceedings relating to the tax year in which the Closing occurs, if any, and any refund resulting therefrom (to the extent not refundable to the tenants under the Leases) shall be prorated between Seller and Buyer based on the Closing Date, after deducting therefrom the reasonable out-of-pocket expenses incurred by the parties. The provisions of the immediately preceding two sentences shall survive Closing and shall not be merged therein.

     (d) Buyer shall pay for the cost of recording the Deeds, the cost of any endorsements or special coverages of any nature in connection with the Title Policy (including without limitation any amendment of the survey exception to "shortages in area only"), one-half (l/2) of any escrow fees and closing fees to the Title Company, any surveys prepared by or at the direction of Buyer, any lender's title insurance coverage, and any mortgage taxes or other similar taxes, fees or assessments, and pay any sales tax in connection with the transfer of the Personal Property. Buyer shall pay for all costs relating to any financing obtained by Buyer in connection with its purchase of the Property and all costs incurred by Buyer in performing any related tests and investigations. Seller shall pay the base premium for the Title Policy (without the cost of any endorsements or special coverages) one-half (1/2) of all escrow fees and closing fees charged by the Title Company, and the recording fees with respect to documents which Seller elects to place of record in order to cure title objections raised by Buyer to the extent Seller elects to cure the same, as fully described in said Section 3.3. Each party shall pay its own attorney's fees.

     5.2 Calculation of Prorations.

     For purposes of calculating prorations, Seller shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, through the day prior to the Closing Date and Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, from and after 12:01 a.m. on the Closing Date. All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date. Except as otherwise stated above, if necessary, the amount of prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available but in any event no later than one hundred twenty
(120) days after the Closing Date;  provided,  however,  the one hundred  twenty
(120) day period shall be extended for a reasonable time for any real property tax reduction or abatement proceeds which are to be prorated between Buyer and Seller pursuant to the last sentence of Section 5.1(c) and for any period of time which may be required for reconciliation of tax, insurance, and common area maintenance expenses for the calendar year in which the Closing Date occurs. Buyer and Seller each agree to reasonably cooperate with the other with respect to such final proration. This provision shall survive Closing and shall not be merged therein.

     5.3 Furnishing of Information.

     (a) Prior to the date hereof or within five (5) days of the date hereof, Seller has or will furnish to Buyer copies of the following:

          (i) a current rent roll, certified by The Heights Management Group, Inc. (Seller's onsite property manager and hereinafter "Property Manager") with respect to the Property, together with copies of all Leases and amendments and/or modifications currently in effect, together with a list prepared by Property Manager pertaining to the status of rental payments by tenants under the Leases and any delinquencies in connection therewith and listing to the best of the knowledge of Property Manager any disputes pertaining to rent or additional rent with respect to which Property Manager has received written notice;

          (ii) a schedule of service, maintenance and other such contracts relating to the day-to-day operation or maintenance of the Property, together with copies of such contracts;

          (iii) a statement summarizing all pending lease and/or renewal lease negotiations currently being conducted by Seller and/or its leasing agent with existing or prospective tenants;

          (iv) a copy of the current Leasing and Management Agreement with The Heights Management Group, Inc.;

          (v) copies of financial statements for the Property for the last two (2) years in the form prepared by Seller or Property Manager in the ordinary course of business with respect to the Property; and

          (vi) copies of the current tax bill for the Property and current property tax assessment information in Seller's possession.

          (vii) A list of Personal Property prepared by Property Manager to be conveyed at Closing pursuant to the Bill of Sale.

     (b) Seller has allowed Buyer and Buyer's agents reasonable access to the Property during regular business hours, subject to the terms of the Leases and Buyer shall have the right to further inspect the Property during the Inspection Period. Buyer hereby indemnifies, defends, and holds Seller and the Property harmless from any and all costs, loss, damages or expenses, of any kind or nature (including without limitation mechanics' liens and including without limitation reasonable attorneys' fees and expenses) arising out of or resulting from such inspection, investigation entry and/or other activities upon the Property by Buyer, its employees, agents, contractors, subcontractors, and/or assigns. Notwithstanding anything to the contrary herein, the indemnity set forth in this Section 5.3(b) shall survive (i) any termination of this Agreement; and (ii) the Closing and not be merged therein.

     (c) Buyer acknowledges that Seller has made available for Buyer's inspection and shall continue to make available during the Inspection Period (i) the Leases and lease files; (ii) copies of financial statements for the Property for the last two (2) years and copies of such historical information in Seller's possession or the possession of Seller's agents regarding operating expenses of the Property as Buyer shall reasonably request; and (iii) other files, guaranties, warranties, licenses, governmental permits (including Certificates of Occupancy) and reports and agreements in the possession of Seller or Property Manager pertaining to the Property, if any (i.e., engineering reports, environmental reports, as-built plans, insurance  information,  ADA audits) and Service Contracts  (including contracts for lawn care, snow plowing, janitorial and preventive maintenance services) relating to the Property (collectively, the "Due Diligence Documents"), on site at the Property or at the business office of the Property Manager or otherwise. Seller shall reasonably cooperate with Buyer to obtain any consents required in connection with an assignment of any of the Due Diligence Documents. All of the Due Diligence Documents are confidential and shall not be distributed or disclosed by Buyer to any person or entity not associated with Buyer in accordance with Section 11.12 hereof. Seller agrees to deliver to Buyer a copy of any written notices which Seller receives prior to Closing, from any governmental authority pertaining to any violation of law or ordinance regulating the use of the Property which are received by Seller prior to the Closing Date and of any notice which Seller receives prior to Closing from any tenant regarding any default under any Lease. If the transaction fails to close for any reason whatsoever, Buyer shall return to Seller all of the Due Diligence Documents which Seller or Property Manager may have delivered to Buyer in accordance with this Section 5.3. THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS, OR AGREEMENTS DESCRIBED ABOVE SHALL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND BY SELLER, PROPERTY MANAGER, ANY PARTNER OF SELLER OR AGENT OF SELLER, OR ANY OFFICER, DIRECTOR, OR EMPLOYEE OF SELLER, OR PROPERTY MANAGER, OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING.

                        6. REPRESENTATIONS AND WARRANTIES

     6.1 Seller's Representations and Warranties.

     Seller hereby represents and warrants to Buyer as follows:

     (a) Seller's Entity. Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Seller Authority. Seller has full power and authority to enter into this Agreement and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments, or otherwise to authorize the execution, delivery, and performance of this Agreement and all the deeds, agreements, certificates, and other documents contemplated herein. This Agreement has been duly executed by and is a valid and binding agreement of Seller, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors' rights generally.

     (c) No Conflict or Lien. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach of any contract, license, or undertaking to which Seller is a party or by which any of its property is bound, or constitute a default thereunder or, except as contemplated herein, result in the creation of any lien or encumbrance upon the Premises.

     (d) No Proceedings. No legal or administrative proceeding is threatened or pending against Seller which would adversely affect its right to convey the Premises to Buyer as contemplated in this Agreement.

     (e) Leases. Seller has delivered to Buyer a correct and complete copy of each Lease and all amendments thereto. The information regarding the Leases contained on the Rent Roll attached here as Exhibit K is correct and complete as of the date of this Agreement. To the knowledge of Seller, the Leases are in full force and effect and neither Seller, nor any tenant, is in default under the Leases. There are no other leases or possessory rights of others regarding the Property except as described in Exhibit K.

     (f) Seller has no knowledge of and has not received notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder.

     (g) Seller has no knowledge of and has not received written notice from any governmental body, authority or agency of any violation of federal, state or local laws, rules or regulations affecting the
          Property, including any notice with respect to any Hazardous Materials, as hereinafter defined.

     (h) Seller has no knowledge of and has received no written notice of any condemnation proceedings relating to the Property.

     (i) All equipment leases to which Seller is a party relating to the Property are accurately set forth on Exhibit N hereto.

     (j) No leasing commissions are due and payable with respect to the existing terms of the Leases except as set forth on the Rent Roll described in Section 5.3(a)(i) hereof; provided, however, that nothing contained in this Section 6.1(j) shall be construed in any way to modify the obligations with respect to leasing commissions and tenant improvements described in Sections 9.2 and 9.3 hereof.

     (k) All service and maintenance contracts, including Service Contracts, affecting the Property are accurate set forth on Exhibit F hereto.

     Except with respect to the  warranties set forth in the Deed and in Section
6.1 hereof, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property, including without limitation any representations relating to Hazardous Materials (as defined in Section 6.3(c) below).

     All representations and warranties of Seller contained herein are intended to and shall remain true and correct as of the Closing and shall survive the delivery of the Deed for a period of one (1) year after Closing and shall thereafter expire. Any claims by Buyer with respect to such representations or warranties shall be commenced by written notice to Seller within said one (1) year period or shall be deemed waived by Buyer. Notwithstanding the foregoing, Buyer shall have no claim against Seller with respect to the representations and warranties set forth in this Section 6.1 if Buyer had actual knowledge that a representation or warranty was untrue and inaccurate or incorrect as of the time of Closing and Buyer nevertheless chose to proceed with Closing hereunder.

     Whenever in this Agreement a representation of Seller is based on the "Seller's knowledge" or words of similar import, such reference shall be deemed to be to the actual knowledge of Michael Elnicky (asset manager of Seller) and Debra C. Cole and Michael G. Johnson of Property Manager, without investigation or inquiry of any kind. There shall be no personal liability to said individuals arising out of said representations or warranties. No knowledge of parties affiliated with, employed by, or related by agency to Seller other than those persons specifically named above, shall be imputed to Seller or to the above-named persons.

     Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount which may be collected by Buyer pursuant to the representations and warranties of Seller set forth herein shall not exceed $1,000,000.00.

     6.2  Buyer's Representations and Warranties.

          Buyer represents, warrants, and covenants to Seller that:

     (a) Authority to Execute; Organization. This Agreement constitutes valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms. If Buyer is a corporation, a partnership, or a trust, Buyer is validly organized and in good standing under the laws of the state of its organization, and the execution of this Agreement, delivery of money and all required documents, Buyer's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action or the part of the Buyer and Buyer's directors, partners or trustees.

     (b) Recording. Buyer shall not record this Agreement or a memorandum hereof at any time.

     6.3  Buyer Accepts Property "As Is".

     (a) Buyer Acknowledgment. As of the expiration of the Inspection Period, Buyer acknowledges for Buyer and Buyer's successors, heirs and assignees, (i) that Buyer has been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, either independently or through agents and experts of Buyer's choosing and
          (ii) that Buyer is acquiring the Property based upon Buyer's own investigation and inspection thereof, and (iii) the provisions of this
          Section 6.3(a) shall survive Closing and shall not be merged therein. SELLER AND BUYER AGREE THAT UPON CLOSING THE PROPERTY SHALL BE SOLD AND THAT BUYER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT EXCEPT FOR THE WARRANTIES OF TITLE CONTAINED IN THE DEED AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6.1(a) THROUGH (k) HEREOF INCLUSIVE, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. BUYER SPECIFICALLY
          ACKNOWLEDGES THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, PROPERTY MANAGER, OTHER AGENTS OR BROKERS AS TO ANY MATTER CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTIES SPECIFICALLY SET FORTH IN THE DEED AND IN SECTION 6.1(a) THROUGH (k) HEREOF INCLUSIVE), INCLUDING WITHOUT LIMITATION: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED), LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; AND (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. SUBJECT ONLY TO THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND THE WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6.1(a) THROUGH (k) HEREOF, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES OR ANY PERSON WHOMSOEVER. ANY REPORTS,

          REPAIRS OR WORK REQUIRED BY BUYER ARE TO BE THE SOLE RESPONSIBILITY OF BUYER AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY, AND BUYER ACKNOWLEDGES THAT UPON EXPIRATION OF THE INSPECTION PERIOD BUYER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY RESALE CERTIFICATE, CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND EXPENSE.

     (b) No Claim for Hazardous Materials. Upon Closing, Buyer for Buyer and Buyer's successors in interest releases Seller from, and waives all claims and liability which Buyer may have against Seller for, any structural, physical or environmental condition at the Property and further releases Seller from, and waives all liability against Seller attributable to, the structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the
          Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act (the "TSCA"), as such acts may be amended from time to time, or any other federal or state statutory or regulatory cause of action arising from or related to Hazardous Materials at, in or under the Property (collectively, the "Hazardous Waste Laws") The waiver and release of Buyer set forth in this section 6.3(b) shall survive the Closing Date and shall be enforceable at any time after the Closing Date.

     (c) "Hazardous Materials" Defined. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Hazardous Waste Laws.

     (d) No Representations as to Hazardous Materials. Buyer acknowledges that Seller has made no representations or warranties whatsoever to Buyer regarding the presence or absence of any Hazardous Materials in, at, or under the Property; provided, however, that if Seller and Buyer acknowledge that Seller has made certain representations as to no proceedings or notices received as more specifically set forth in Sections 6.1(d), (f) and (g) hereof. Buyer has made such studies and investigations, conducted such tests and surveys, and engaged such

          Specialists as Buyer has deemed appropriate to evaluate fairly the Property, and its risks from an environmental and Hazardous Materials standpoint.

                            7. CONDITIONS TO CLOSING

     7.1 Seller's Conditions.

     The obligation of Seller to sell and convey the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller):

     (a) Delivery and execution by Buyer of all monies, items, and other instruments required to be delivered by Buyer to Seller;

     (b) Buyer's covenants, warranties, and representations set forth herein shall be true and correct as of the Closing Date;

     (c) All of the actions by Buyer contemplated by this Agreement shall have been completed; and

     (d) There shall be no uncured default by Buyer of any of its obligations under this Agreement.

     7.2 Buyer's Conditions.

     The obligation of Buyer to acquire the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent:

     (a) Delivery and execution by Seller of all monies, items and other instruments to be delivered by Seller to Buyer;

     (b) Seller's covenants, warranties and representations set forth herein shall be true and correct as of the Closing Date.

     (c) All of the actions by Seller contemplated by this Agreement shall have been taken;

     (d) There shall be no uncured default by Seller of any of its obligations under this Agreement; and

     (e) Buyer shall have received, on or before three (3) days before the Closing Date, a Tenant Estoppel Certificate in substantially the form attached hereto as Exhibit J from tenants leasing not less than seventy-five percent (75%) of the leaseable area of the Improvements.

     7.3 Failure of Condition.

     (a) In the event of a failure of any condition contained in Section 7.2 above if Closing shall not occur as and when provided in this Agreement solely because of a default by Seller, then Buyer may:

          (i) terminate this Agreement in which event: (1) all documents and funds deposited by Buyer shall be immediately returned to Buyer; and (2) all documents deposited by Seller shall be immediately returned to Seller;

          (ii) pursue specific performance of Seller's obligation to convey the Property to Buyer in accordance with the terms of this Agreement; or

          (iii) waive such default and close the transaction.

     (b) In the event of a failure of any condition contained in Section 7.1 above, Seller may in its sole discretion:

          (i) Terminate this Agreement and Seller shall retain as liquidated damages the funds described in Article 12, in which event all documents deposited by Buyer shall be immediately returned to Buyer, and all documents deposited by Seller shall be immediately returned to Seller; or

          (ii) Seller may waive such default and close the transaction.

     (c) Seller waives any rights it may have to specific performance in the event of a default by Buyer with the exclusive remedy of Seller being the right to liquidated damages more fully described in Section 12 hereof. Buyer waives any right to any claim of any nature for damages or otherwise in the event of a default by Seller and Buyer acknowledges that its exclusive remedies in the event of a default by Seller shall be to either terminate this Agreement in accordance with
          Section 7.3(a)(i) above or to seek specific performance in accordance with Section 7.3(a)(ii) above.

                    8. DAMAGE OR DESTRUCTION OF THE PROPERTY;
                       CONDEMNATION

      8.1 Damage or Destruction of the Property.

     (a) If, between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed (as hereinafter defined), Buyer may elect in writing, within five (5) days after receipt of notice from Seller of such damage or destruction, accompanied by information regarding the amount and payment of insurance, to terminate this Agreement or to purchase all of the Property without regard to such damage or destruction. If Buyer fails to notify Seller of Buyer's election, Buyer will be deemed to have elected to proceed with the purchase of all of the Property. In the event that Buyer purchases all of the Property, Seller shall have no obligation to repair any such damage or destruction, nor shall the Purchase Price be adjusted except that the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's casualty insurance policy. "Materially Damaged or Destroyed" shall mean damage or destruction the repair or replacement of which would exceed twenty percent (20%) of the Purchase Price, as determined by a licensed general contractor approved by Buyer and Seller. If, between the Effective Date and the Closing Date, the Property sustains nonmaterial damage, Seller shall assign its rights to insurance proceeds, if any, as provided for in Section 8.1(b) below. Seller agrees to maintain until the Closing the level of insurance coverage in effect on the Property as of the Effective Date, which insurance coverage is maintained at a replacement cost level.

     (b) If Buyer elects or is required to purchase the Property despite such damage or destruction, Seller shall assign its rights to and Buyer shall be entitled to receive any insurance proceeds (with any accrued interest thereon) at or after Closing (as the same are available). Seller shall reasonably cooperate with Buyer to allow Buyer to collect any available insurance proceeds.

     8.2 Condemnation.

     If prior to Closing all or a Material Part of the Property is subject to a proposed taking by any public authority, Seller shall promptly notify Buyer in writing of such proposed taking and Buyer may terminate this Agreement by notice to Seller within fifteen (15) days after written notice thereof. If Buyer so elects, this Agreement shall be of no further force and effect. If Buyer does not so terminate this Agreement, or if the taking is as to a non-Material Part of the Property, Buyer shall accept the Property subject to the taking without a reduction in the Purchase Price and shall receive at closing an assignment of all of Seller's rights to any condemnation award. Seller shall reasonably cooperate with Buyer to allow Buyer to collect any such award. A "Material Part" of the Property shall mean a taking which would exceed twenty percent (20%) or more of the Purchase Price the Property, as determined by a licensed appraiser approved by Seller and Buyer.

                          9. COMMISSIONS AND EXPENSES.

     9.1  Payment of the Sale Commission.

     Buyer and Seller represent and warrant to each other that no real estate broker or agent has been authorized to act on either parties' behalf except CB Commercial Group, Inc. ("Seller's Agent") under a commission agreement between Seller and Seller's Agent, which commission ("CB Commission") under said commission agreement Seller will pay to Seller's Agent at Closing. In addition, it is contemplated that Trenton Bonner/Business Real Estate ("TB") will enter into an additional agreement with Seller's Agent in connection with the transaction described herein ("Additional Agreement"). Seller agrees to pay to Seller's Agent an additional commission above and beyond the CB Commission in an amount equal to the lesser of (i) the amount payable by Seller's Agent to TB under the Additional Agreement or (ii) $180,000.00 (hereinafter "Additional Commission"). Buyer hereby indemnifies Seller and holds Seller harmless from any and all demands or claims which now or hereafter may be asserted against Seller for any brokerage fees, commissions or similar types of compensation (other than the obligation of Seller to pay at Closing the Additional Commission described in the immediately preceding sentence) which may be claimed by any broker which was engaged or which claims to have been engaged by Buyer and all expenses and costs in handling or defending any such demand or claim, including reasonable attorney's fees. Seller hereby indemnifies Buyer and holds Buyer harmless from any and all demands or claims which now or hereafter may be asserted against Buyer for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Seller and all expenses and costs in handling or defending any such demand or claim, including reasonable attorney's fees.

     9.2 Leasing Commissions.

     Seller shall pay all leasing commissions payable under Leases executed prior to November 14, 1996 except for commissions payable by reason of any expansion, extension or renewal of such Leases (to the extent such expansions, extensions or renewals are pursuant to option rights expressly set forth in such Leases as of November 14, 1996) occurring on or after the date hereof which shall be paid by Buyer. A summary of the business terms of any amendment, renewal or expansion of an existing Lease (unless such renewal or expansion is pursuant to the terms (existing as of November 14, 1996) of an existing Lease, in which case Seller and Buyer agree that any such renewal or expansion shall be effective upon the valid exercise by a tenant pursuant to the terms of any such existing Lease and that any such renewals or expansions are hereby deemed approved by Buyer) or of any new Lease which Seller wishes to execute between November 14, 1996 and the Date of Closing will be submitted to Buyer prior to execution by Seller. Buyer agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all leasing commissions, tenant improvement and inducement payments to be incurred in connection therewith. In the event Buyer informs Seller within such five (5) business day period that Buyer does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall have the right to terminate this Agreement by written notice thereof to Buyer within five (5) business days after Seller's receipt of written notice of Buyer's disapproval thereof, or Seller shall not proceed with such amendment, renewal or expansion of the existing Lease or new Lease. In the event Buyer fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, Buyer shall be deemed to have approved such new Lease, amendment, renewal or expansion. All leasing commissions and tenant improvement costs with respect to any such amendment, renewal, expansion or new lease approved or deemed approved by Buyer as set forth above in this Section 9.2 shall be the obligation of Buyer.

     9.3 Lease Expense Reimbursement and Assumption.

     At Closing, Buyer shall (i) reimburse Seller for all leasing commissions, tenant improvement or inducement payments, attorney's fees and other fees paid or expenses incurred by Seller under Leases, expansions, extensions, or renewals made on or after November 14, 1996, if any, which have been approved or deemed approved by Buyer pursuant to Section 9.2, and (ii) assume all obligations of the landlord under Leases which either (a) arise after Closing or (b) are continuing covenants of the landlord which apply after Closing, if any.

                                   10. NOTICES

     All notices, requests or demands to a party hereunder shall be in writing and shall be effective (i) when received by overnight courier service or facsimile telecommunication (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), or (ii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Buyer or Seller may designate in writing in accordance with this Section 10):

          If to Seller:

          St. Paul Properties, Inc.
          385 Washington Street
          St. Paul, Minnesota 55102-1398
          Attention: James C. Adams
          Phone No. (612) 310-8429
          Fax No. (612) 310-2124

          With a copy to:

          Oppenheimer Wolff & Donnelly
          3400 Plaza VII
          45 South Seventh Street
          Minneapolis, Minnesota 55402-1609
          Attention: Lloyd G. Kepple
          Phone No. (612) 344-9300
          Fax No. (612) 344-9376

          If to Buyer:

          Corporate Realty Income Fund I, L.P.
          406 East 85th Street
          New York, New York 10028
          Attention: Robert F. Gossett, Jr.
          Phone No. (212) 751-3515
          Fax No. (212) 879-4147

          With a copy to:

          Arnold & Porter
          35th Floor
          399 Park Avenue
          New York, New York 10022
          Attention: Michael J. Canning
          Phone No. (212) 715-1110
          Fax No. (212) 715-1399

                                11. MISCELLANEOUS

     11.1 Time.

     Time is of the essence in the performance of each party's obligations hereunder.

     11.2 Attorneys' Fees.

     If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

     11.3 No Waiver.

     No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

     11.4 Entire Agreement.

     This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

     11.5 Survival.

     Except for (i) the representations and indemnity obligations of Buyer and Seller under this Agreement, (ii) the post-closing obligations of Buyer and Seller under this Agreement and (iii) as otherwise specifically provided in this Agreement, none of the agreements, warranties and representations contained herein shall survive Closing.

     11.6 Successors.

     Subject to Section 11.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns.

     11.7 Assignment.

     Seller's written consent shall be required for any assignment of Buyer's rights to a nominee under this Agreement. Any attempted unpermitted assignment, except with Seller's prior written consent, shall be ineffective and shall constitute a default under this Agreement provided Buyer shall be entitled to assign its rights under this Agreement to a wholly owned affiliate of Buyer without Seller's consent. Notwithstanding any assignment hereunder, Buyer shall remain liable for the obligations of Buyer under this Agreement. Buyer represents, warrants and certifies to Seller that Buyer has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement. Buyer shall give written notice of any proposed assignment at least five (5) business days prior to Closing. If Seller approves such assignment (or in the case of a permitted transfer to a wholly owned affiliate), Seller shall have no obligation to reissue any estoppels, surveys, or title commitments previously delivered to Buyer, nor shall Seller be responsible for any costs or expenses of any nature associated with such transfer.

     11.8 Relationship of the Parties.

     The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

     11.9 Governing Law.

     This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

     11.10 Possession: Risk of Loss.

     Seller shall deliver to Buyer possession of the Property on the Closing Date, subject only to the Leases and any existing tenancies, and Permitted Exceptions. All risk of loss or damage with respect to the Property shall pass from Seller to Buyer on the Closing Date.

     11.11 Review by Counsel.

     The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     11.12 Confidentiality.

     (a) Seller and Buyer hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction, other than (i) to directors and officers of the parties, limited partners of Buyer, and employees, prospective mortgage lenders of Buyer, attorneys, accountants, agents and affiliates of the parties who are involved in the ordinary course of business with this transaction, all of which shall be instructed to comply with the confidentiality provisions hereof; (ii) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; (iii) in compliance with any filings required by the Securities and Exchange Commission ("SEC") or other federal or state agency.

     (b) Notwithstanding anything to the contrary contained elsewhere herein, Buyer hereby acknowledges that all information furnished by Seller to Buyer or obtained by Buyer in the course of Buyer's investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Buyer, its agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties prior to the Closing, Seller may suffer damages and irreparable harm. In connection therewith, Buyer hereby expressly understands, acknowledges and agrees (i) that Buyer will not disclose any of the contents or information contained in or obtained as a result of any reports or studies made in connection with a Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Buyer during the course of Buyer's inspection of the Property), to any party prior to the Closing other than (a) the Seller, Seller's employees, agents or representatives, or Buyer's agents, employees, representatives, attorneys, consultants or potential institutional lenders, without the prior express written consent of Seller (which consent shall not be unreasonably withheld), (b) in response to lawful process or subpoena or other valid and or enforceable order of a court of competent jurisdiction, and (c) as required by the SEC or other federal or state agency; (ii) that in making any disclosure of such information as permitted hereunder, Buyer will advise said parties of the confidentiality of such information and the potential of damage to Seller as a result of any disclosure of such information by said third party, and (iii) that Seller is relying on Buyer's covenant not to disclose any of the contents or information contained in any such reports or investigations to third parties (all of which is deemed to be confidential information by the provisions of this Section). In the event this Agreement is terminated, Buyer agrees to return to Seller all information, studies, or reports Buyer or Buyer's agents have obtained from Seller or Seller's agents, contractors or representatives with respect to the Property or the condition of the Property. In the event either Buyer or Buyer's agents, employees, representatives, attorneys, consultants or potential institutional lenders causes a breach of Buyer's duty of confidentiality hereunder, Buyer shall be liable to Seller for damages and Seller may pursue all of its remedies afforded it under this Agreement.

     11.13 Termination.

     Upon termination of this Agreement for any reason by either party, Buyer shall have the obligation to return to Seller all Due Diligence Documents and copies thereof (including the Survey) and any other information or documentation received by Buyer from Seller or Seller's agents with respect to the Property and shall not disclose to any third party the contents thereof. Seller shall not have any obligation to return any sums due Buyer, upon any termination of this Agreement by Buyer, until the Due Diligence Documents and copies thereof (including the Surveys) and such other information or documents provided to Buyer by Seller or Seller's agents have been returned to Seller.

     11.14 Intentionally Omitted.

     11.15 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement.

                             12. LIQUIDATED DAMAGES

     If Buyer is unable or fails to consummate the transactions under this Agreement, Seller shall be entitled to terminate this Agreement and Buyer shall pay the amount of the Deposit described in Section 2.1 plus any accrued interest thereon (the "Specified Sum") to Seller as liquidated damages. SELLER AND BUYER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE SPECIFIED SUM IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES. SELLER AND BUYER FURTHER AGREE THAT THIS SECTION 12 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY BUYER OF ITS OBLIGATION TO CONSUMMATE THE

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PROVISIONS OF THIS SECTION 12 SHALL NOT BE CONSTRUED AS A LIMITATION ON THE INDEMNIFICATION OBLIGATIONS OF BUYER UNDER SECTION 5.3(b) HEREOF.

                                13. NO RECORDING

     The provisions hereof shall not constitute a lien on the Property and this Agreement shall not be placed or suffered to be placed by Buyer for recording with the office of the recorder (clerk) for the county in which the Property is located. Buyer hereby appoints Seller as Buyer's true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of such documents and doing such acts as shall be necessary to effect the discharge of the recording of this Agreement if such recording shall have been accomplished in violation of the Section.

                                14. EFFECTIVENESS

     This Agreement shall only be effective if a counterpart is signed by both Seller and Buyer.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                           SELLER:

                                           ST. PAUL PROPERTIES, INC.,
                                           a Delaware corporation



                                           By: /s/ James C. Adams
                                               ------------------------
                                           James C. Adams
                                           Its: President


                                           BUYER:

                                           CORPORATE REALTY INCOME FUND I, L.P.
                                           a Delaware limited partnership

                                           By: /s/ Robert F. Gossett, Jr.
                                               ------------------------
                                           Robert F. Gossett, Jr.
                                           Its: General Partner

                                    EXHIBIT B

                                  BILL OF SALE

     THIS BILL OF SALE (the "Bill of Sale") is made as of the ________ day of ______________, 1997 by ST. PAUL PROPERTIES, INC., a Delaware corporation ("Seller"), in favor of CORPORATE REALTY INCOME FUND I, L.P. a Delaware limited partnership ("Buyer").

     Seller and Buyer are parties to a Purchase and Sale Agreement (the "Purchase Agreement") dated ________, 1997 which provides for the sale of a certain parcel of real property (the "Property") located in the State of Texas as legally described on Exhibit A attached hereto.

     In connection with the Purchase Agreement, Seller is required to convey to Buyer certain items of tangible personal property as hereinafter described.

     NOW THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby CONVEYS AND TRANSFERS to Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to personal property located on the Property (excluding computer hardware and software and property owned or used by Seller's agents) relating to the ownership, use, maintenance or operation of the Property as set forth in Exhibit B attached hereto.

     SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. BY ITS ACCEPTANCE OF THIS BILL OF SALE BUYER ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE PERSONAL PROPERTY AND BUYER ACCEPTS THE SAME IN ITS PRESENT USED AND "AS IS" CONDITION.

     IN WITNESS WHEREOF, the foregoing Bill of Sale was executed as of the date first set forth above.

                                         ST. PAUL PROPERTIES, INC.

                                         By:______________________________
                                                James C. Adams
                                         Its:   President

State of Minnesota    )
                      )ss.
County of Ramsey      )

        This instrument was acknowledged before me on this _____ day of ____________, 1997 by James C. Adams, the President of St. Paul Properties, Inc., on behalf of said corporation.

                                                 --------------------------
                                                 Notary Public

My Commission Expires:_________________

                                    EXHIBIT A
                                 TO BILL OF SALE

                                Legal Description

                                   EXHIBIT B
                                 TO BILL OF SALE

                                Personal Property

                                    EXHIBIT C
                                    ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of the ____ day of __________, 1997 by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Assignor") and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Assignee").


                                    RECITALS

        Assignor, as seller, and Assignee, as buyer, are parties to a Purchase and Sale Agreement ("Purchase Agreement") dated ___________, 1997, which provides for the sale of certain real property (the "Property") located in the State of Texas, as legally described on Exhibit A attached hereto; and

        The Purchase Agreement provides, inter alia, (i) that Assignor shall assign to Assignee certain leases, commission agreements, service contracts, warranties, guarantees and trade name, (ii) that Assignee shall assume all of the obligations of Seller thereunder from and after the date of such assignment, and (iii) that Assignor and Assignee shall execute this Assignment.

        NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. As used herein, the following terms have the following meanings:

        A. Accrued Obligations. Monetary obligations or rights to damages which accrued or arose on or prior to the date hereof under any of the Assigned Property, as defined below. Accrued Obligations do not include obligations to pay leasing commissions (i) with respect to new leases made on or after November 14, 1996 approved or deemed approved by Buyer pursuant to Article 9 of the Purchase Agreement, or (ii) with respect to any lease expansions, renewals, modifications, amendments or extensions which occur on or after November 14, 1996 pursuant to leases made before that date which have been approved or deemed approved by Buyer pursuant to Article 9 of the Purchase Agreement.

        B. Assumed Obligations. Except for Accrued Obligations, all obligations of Seller under the Assigned Property, as defined below.

        2. Assignment. Assignor hereby conveys and assigns to Assignee all of its right title and interest in, to and under the following (collectively, the "Assigned Property"):

        A. those certain tenant space leases set forth on Exhibit B attached hereto;

        B. those certain equipment leases set forth on Exhibit C attached hereto, to the extent assignable;

        C. those certain commission agreements set forth on Exhibit D attached hereto, to the extent assignable;

        D. those certain service and maintenance contracts set forth on Exhibit E attached hereto, to the extent assignable;

        E. all permits and licenses held by Assignor pertaining to the Property, to the extent assignable;

        F.  all  unexpired  warranties,   permits,  approvals,  licenses,  legal
certificates, and authorizations pertaining to the Property, to the extent assignable;

        G. the trade name "Alamo Towers", except that this assignment is made without warranty of title to such name or of Assignee's right to the exclusive use of such name, and Assignee hereby acknowledges that Assignor may never have used or registered such trade name; and

        H. all other intangibles pertaining to the Property, to the extent assignable.

        3. Assumption. Assignee hereby assumes and agrees timely to perform the Assumed Obligations.

        4. Indemnity. Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from any loss, cost, claim, liability expense or demand of whatever nature arising from any breach or failure of Assignee to observe or perform any of the Assumed Obligations. Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignor to observe or perform any of the Accrued Obligations.

        5. Claims. As a condition to liability of Other Party hereunder, the claiming party ("Claiming Party") shall notify the other party ("Other Party"), in writing, of any claim ("Claim") covered by this Assignment within a reasonable time after the assertion thereof by a third party against Other Party. In the event of such a notice of a Claim by Claiming Party to Other
Party, Other Party shall have ten (10) days after receipt thereof in which to undertake the defense of the Claim on behalf of itself and Claiming Party. If Other Party so undertakes to defend said Claim on behalf of itself and Claiming Party, it shall retain and pay counsel to conduct such defense. Such counsel shall be subject to the approval of the Claiming Party which approval shall not be unreasonably withheld or delayed. Claiming Party may employ its own counsel to work with Other Party as counsel in connection with the defense of said Claim, but Claiming Party shall pay all fees and disbursements of said counsel. Other Party may settle the Claim, without the consent of Claiming Party, to the extent the settlement does not bind Claiming Party or impose any obligation on Claiming Party. If Claiming Party would have any liability for the payment and/or performance of any settlement, Claiming Party's written consent thereto must be obtained by Other Party in order for said settlement to be binding upon Claiming Party.

        If Other Party refuses or fails to so undertake to defend the Claim, Claiming Party may defend the same on its own behalf, may retain and pay counsel to conduct such defense and may settle the Claim, without the consent of Other Party. Other Party shall then reimburse Claiming Party (a) for all reasonable costs, including court costs and reasonable attorneys' fees, incurred by Claiming Party in connection with said defense and/or any such settlement, (b) for all sums paid by Claiming Party in accordance with any such settlement, and
(c) for all sums paid pursuant to any judgment entered against Claiming Party in connection therewith.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.



ASSIGNOR:

ST. PAUL PROPERTIES, INC.


By:_________________________________
        James C. Adams
Its:    President



ASSIGNEE:

CORPORATE REALTY INCOME FUND I, L.P.


By:_________________________________
        Robert F. Gossett, Jr.
Its:    General Partner

                                    EXHIBIT A
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                Legal Description

                                    EXHIBIT B
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                               Tenant Space Leases

                                    EXHIBIT C
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                Equipment Leases



                                      NONE

                                    EXHIBIT D
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                              Commission Agreements




                       No Assignable Commission Agreements

                                    EXHIBIT E
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                        Service and Maintenance Contracts

                                    EXHIBIT H

                                  FORM OF DEED
                                  -------------


RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

___________________________
___________________________
___________________________
Attn:

--------------------------------------------------------------------------------
                SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

                              SPECIAL WARRANTY DEED

THE STATE OF MINNESOTA  )

                        )   KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF RAMSEY        )

        THAT, ST. PAUL PROPERTIES, INC., a Delaware corporation ("Grantor"), for and in consideration of the sum of Twelve Million and No/l00ths Dollars
($12,180,000.00) and other good and valuable consideration in hand paid to Grantor by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Grantee"), whose mailing address is 406 East 85th Street, New York, New York 10028, the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon (collectively, the "Property"); subject to those matters more particularly described in Exhibit B attached hereto and made a part hereof for all purposes (collectively, the "Permitted Exceptions").

        TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any way belonging, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

        NOT WITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT GRANTEE IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS", AND WITH ALL FAULTS AND THAT, EXCEPT AS TO THE SPECIAL WARRANTY OF TITLE SET FORTH ABOVE AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF GRANTOR EXPRESSLY SET FORTH IN SECTION 6.1 OF THE PURCHASE AND SALE AGREEMENT BETWEEN GRANTOR AND GRANTEE DATED AS OF JANUARY 28, 1997 ("PURCHASE AGREEMENT") (AS SUCH REPRESENTATIONS AND WARRANTIES ARE LIMITED BY THE LAST FOUR PARAGRAPHS OF SAID
SECTION 6.1 OF THE PURCHASE AGREEMENT), GRANTOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, IN THIS SPECIAL WARRANTY DEED WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, HANDICAPPED ACCESSIBILITY LAW COMPLIANCE, PRESENCE/ABSENCE OF HAZARDOUS MATERIALS, ELECTRIC AND MAGNETIC FIELDS OR ABOVE/BELOW GROUND STORAGE TANKS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE), WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY, AND GRANTEE, BY ITS ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE GRANTOR AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIM, OBLIGATION AND LIABILITY (WHETHER BASED IN TORT, UNDER CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION AND/OR ALLEGED REPRESENTATION.

        IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of ____________________________, 1997.

                                         "Grantor"

                                         ST. PAUL PROPERTIES, INC.,
                                         a Delaware corporation


                                         By:____________________________
                                                  James C. Adams
                                         Its:     President

Grantee's Address:
-----------------

406 East 85th Street
New York, NY 10028

STATE OF MINNESOTA  )
                    ) ss.

 COUNTY OF RAMSEY   )

        On December ____, 1996 before me, a Notary Public, personally appeared James C. Adams,

[ ]     personally known to me           [ ]   proved to me on the basis of
                                               satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

                                             --------------------------------
                                                    Signature of Notary

CAPACITY CLAIMED BY SIGNER:

 [ ]  Individual (s)                         [ ]  Attorney-in-Fact
 [ ]  Partner(s)                             [ ]  Subscribing Witness
 [ ]  Trustee(s)                             [ ]  Guardian/Conservator
 [ ]  Corporate ___________________          [ ]  Other:
      Officer(s)____________________



SIGNER IS REPRESENTING:

Name of Person(s) or Entity(ies):

                                    EXHIBIT A
                            TO SPECIAL WARRANTY DEED

                                Legal Description

                            LEGAL DESCRIPTION OF LAND
                            -------------------------

A 8.154 acre tract of land, said tract being all of Lot 30, Block 1, NCB 12571, Alamo Savings Subdivision, Unit 1-B as recorded in Volume 8900, Page 210, Deed and Plat Records of Bexar County, Texas, and 5.002 acres out of Lot 29, Block 1, NCB 12571, Alamo Savings Subdivision, Unit 1-A, as recorded in Volume 8700, Page 239, Deed and Plat Records of Bexar County, Texas, said 8.154 acre tract being more particularly described by metes and bounds, as follows:

BEGINNING:      At a point in the north R.O.W.  line of N.E. Loop 410 said point being at the  southwest  end of a cut off line from the westerly
                R.O.W. line of N. New Braunfels Avenue, for the southeast corner of above referenced Lot 29;

THENCE: N 85(degree)36'20" W, with the north R.O.W. line of N.E. Loop 410, a distance of 691.32 feet to an angle point;

THENCE: N 83(degree)31'14" W, continuing along said north R.O.W. line of N.E. Loop 410, a distance of 141.70 feet to a point for the southwestern most corner of said 8.154 acre tract; said point being the southwest corner of said Lot 30, Block 1, NCB 12571;

THENCE: Along the west line of said Lot 30, Block 1, NCB 12571, the following bearings and distances:

                N 06(degree)26'19" E, a distance of 125.02 feet to a point for corner;

                N 83(degree)31'44" W, a distance of 140.38 feet to a point for corner;

                N 40(degree)21'04" E, a distance of 212.71 feet to a point for corner;

                N 47(degree)51'57" W, a distance of 97.33 feet to a point for corner;

                N 41(degree)27'51" E, a distance of 220.05 feet to a point in the southwest R.O.W. line of Cheever Alley (30' R.O.W.) for the northwest corner of said 8.154 acre tract of land, said point being the northwest corner of said Lot 30, Block 1, NCB 12571;

THENCE: S 48(degree)39'51" E, along said southwest R.O.W. line of Cheever Alley, a distance of 235.21 feet to an angle point;

THENCE: S 85(degree)08'05" E, along the south line of said Cheever Alley, a distance of 426.59 feet to a point for the northeast corner of said 8.154 acre tract;

THENCE: S 05(degree)21'10" W, a distance of 135.25 feet to a point for corner;

THENCE: S 89(degree)15'41" E, a distance of 51.10 feet to an angle point;

THENCE: S 85(degree)44'12" E, a distance of 153.05 feet to a point in the west R.O.W. line of N. New Braunfels Avenue for corner of said 8.154 acre tract;

THENCE: S 04(degree)52'30" W, with the west line of N. New Braunfels Avenue, a distance of 241.54 feet to a point at the northeast end of a cut off line from the north R.O.W. line of N.E. Loop 410;

THENCE:         S  51(degree)15'48"  W, along  said cut off line a  distance  of
                35.82 feet to the Point of BEGINNING and containing 8.154 acres of 355,199. square feet of land, more or less.

                                    EXHIBIT B
                            TO SPECIAL WARRANTY DEED

                              Permitted Exceptions























                                       H-5